Press Release

April 19, 2004

For Immediate Release
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For Information Contact:
Eric R. Anderson, Vice President, Investor Relations - 202.969.1866

NCRIC GROUP, INC. ANNOUNCES AFFIRMATION OF A-, EXCELLENT, RATING BY A.M. BEST COMPANY

WASHINGTON, D.C. -- NCRIC Group, Inc. (NCRIC) (Nasdaq National Market: NCRI), a leading provider of medical professional liability insurance and physician practice management services in the Mid-Atlantic region, today reported that A.M. Best Company has affirmed its rating of A- (Excellent) with a stable outlook. The rating applies to NCRIC's insurance subsidiary, NCRIC, Inc.

"We are very pleased with A.M. Best's decisions to affirm our A- rating and to issue a stable outlook for our rating," stated R. Ray Pate, Jr., President and Chief Executive Officer, NCRIC Group, Inc. "Financial strength is one of our primary objectives and A.M. Best's evaluation is a leading measure of financial stability in the medical professional liability insurance industry."

According to A.M. Best, the rating reflects NCRIC, Inc.'s excellent risk-adjusted capitalization, historically favorable operating profitability and leadership position in providing medical professional liability insurance to individual and groups of physicians throughout the Mid-Atlantic region. The rating acknowledges NCRIC's reaction to marketplace changes by reorganizing to be able to better address the changing needs of physicians and to address hardening market conditions. The rating notes that the completion by NCRIC of its second-step conversion to a fully public corporation from a mutual holding company structure and the investment of 75 percent of the net proceeds into the insurance company has provided NCRIC, Inc. with additional capital to support growth initiatives, to allow increased risk retention levels and to enhance the ability to sustain adverse loss reserve development.

The positive rating factors are offset by the rise in claims severity, the increase in the costs of defending claims and substantial growth in exposures as well as recent adverse loss reserve development and the resulting decline in

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operating   profitability.   However,  A.M.  Best's  rating  rationale  comments
favorably on management's response to adverse loss cost trends through continued re-underwriting initiatives, including the implementation of compounded rate increases and reduced scheduled credits, and aggressively managing claims while de-emphasizing coverage in unprofitable jurisdictions.

A.M. Best also commented that given NCRIC, Inc.'s evolving underwriting actions to restore operating profitability, the financial flexibility of its publicly-traded parent company which maintains favorable financial leverage and coverage ratios, and the expectation that NCRIC, Inc. will achieve its near-term financial projections, the rating outlook is stable. Additional details regarding NCRIC, Inc.'s rating are available at the A.M. Best Web site, http://www.AMBest.com, via the U.S. mail by writing to A.M. Best Company, Ambest
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Road, Oldwick, New Jersey 08858, or by calling (908) 439-2200.

Safe Harbor Information

Certain statements contained herein are not based on historical facts and are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of those terms. These forward-looking statements include: statements of our goals, intentions and expectations; statements regarding our business plans, prospects, growth and operating strategies; and estimates of our risks and future costs and benefits. These forward-looking statements are subject to significant risks, assumptions and uncertainties, including, among other things, the following important factors that could affect the actual outcome of future events:

     o general economic conditions, either nationally or in our market area, that are worse than expected;

     o    price competition;

     o inflation and changes in the interest rate environment and performance of financial markets;

     o    adverse changes in the securities markets;

     o    changes  in  laws  or   government   regulations   affecting   medical
          professional liability insurance and practice management and financial services;

     o    NCRIC, Inc.'s concentration in a single line of business;

     o    our ability to successfully integrate acquired entities;

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     o    changes to our  ratings  assigned  by A.M.  Best;

     o    impact of managed healthcare;

     o uncertainties inherent in the estimate of loss and loss adjustment expense reserves and reinsurance;

     o    the cost and availability of reinsurance;

     o changes in accounting policies and practices, as may be adopted by our regulatory agencies and the Financial Accounting Standards Board; and

     o    changes in our organization, compensation and benefit plans.

We wish to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made, and wish to advise readers that the factors listed above could affect our financial performance and could cause actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. We do not undertake and specifically decline any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

About NCRIC Group, Inc.

NCRIC Group, Inc. (NCRIC) is a healthcare financial services organization that assists individual physicians and groups of physicians in managing their practices by providing medical professional liability insurance, practice management and financial services, and employee benefits plan design and pension administration. In addition to its headquarters in Washington, D.C., NCRIC has offices in Richmond and Lynchburg, Virginia as well as Greensboro, North Carolina and provides services to more than 5,000 physician clients.

For further information, contact Eric R. Anderson, Vice President, Investor Relations; 1115 30th Street, NW, Washington, D.C. 20007; 202.969.1866, ext. 3102; anderson@ncric.com; or consult NCRIC's website, www.ncric.com.
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April 19, 2004